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                                                                     Exhibit 5.2


                                                                 August 22, 2001

Polska Telefonia Cyfrowa Sp. z o.o. (the "Company")
Al. Jerozolimskie 181
02-222 Warsaw
Poland



Ladies and Gentlemen:

We have acted as your special Polish counsel in connection with your guarantee (the "COMPANY GUARANTEE") of EUR 200,000,000 aggregate principal amount at maturity of 10 7/8% Senior Subordinated Guaranteed Notes due 2008 (the "NOTES") issued by PTC International Finance II S.A. (the "ISSUER") and registered under the United States Securities Act of 1933 as amended (the "ACT").

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)    the Articles of Association of the Company as amended;

(b) a copy of the Indenture for the Notes, dated as of May 8, 2001 (the "INDENTURE"), between the Issuer, the Company, and State Street Bank and Trust Company including the form of Notes and the Company Guarantee attached to the Indenture as Exhibit A;

(c) a draft, dated 9 August 2001, of the registration statement on Form F-4 relating to the Notes (the "REGISTRATION STATEMENT");

The opinions herein relate only to Polish law as it exists at the date hereof and assume:

(i) the genuineness of all signatures submitted as originals or copies and the authenticity of all documents submitted to us as originals;

(ii) the completeness and conformity of the originals of all documents supplied to us as certified or photostatic copies and the authenticity of the originals of such documents;

(iii) the valid existence and the capacity, power and authority of each of the parties (other than the Company) to execute and deliver the Indenture;



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(iv)   the Indenture constitutes the legal, valid, binding and enforceable obligation of each of the parties thereto (other than the Company);

(v) the due authorization (whether corporate or otherwise), execution and delivery of the Indenture by each party thereto (other than the Company) on the date thereof;

(vi) the due compliance with all matters (including, without limitation, the obtaining of the necessary consents, licences, approvals and authorities, the making of necessary filings, registrations and notifications and the payment of stamp duties and other documentary taxes and charges) under such laws other than Polish law as may relate to, or be required in respect of (as appropriate) (i) the Indenture, (ii) the Company Guarantee or (iii) the performance by or enforcement against the parties or such other persons of such of their obligations or rights as are to be performed or enforced, as the case may be, outside the Republic of Poland ("POLAND"); and

(vii) all information in the constitutional documents of the Company and all other documents or information provided by the Company is true and accurate.

We have not independently verified the foregoing assumptions.

We express no opinion as to the laws of any jurisdiction other than Poland as it stands and has been interpreted in published case law of the courts of Poland as at the date of this opinion. With respect to certain matters of the laws of Luxembourg law, on the one hand, and United States Federal and New York State law, on the other hand, we note that you have been provided with and are relying upon the opinion dated the date hereof, of Kremer Associes & Clifford Chance, special Luxembourg counsel to the Issuer, and Clifford Chance Limited Liability Partnership, special United States counsel to the Company and the Issuer, delivered to you today.

Based upon such examination, we are of the opinion as follows:

1. The Company has been duly incorporated and is validly existing as a legal entity in the form of a limited liability company ("Spo(3)ka z ograniczon(1) odpowiedzialnooeci(1)") under the laws of Poland, with full corporate power and authority to conduct its business as described in the Registration Statement.

2. The Company Guarantee will constitute the valid and legally binding obligation of the Company.

The opinions set forth above are subject to the following reservations:

(1) the law of Poland, including its tax law, financial laws and collateral law, set forth general legal principles and Polish commercial, financial and collateral laws are largely undeveloped, with little precedent upon which to rely in rendering an opinion as to sophisticated commercial and financial transactions between private parties. Accordingly, we note that such law may be interpreted in ways we cannot predict with certainty;

(2) any judgement of the foreign courts rendered in the country being a party to the Lugano Convention on Jurisdiction and the Enforcement of Judgements in Civil and Commercial Matters ("LUGANO CONVENTION") dated 16 September 1988 will be recognised and enforced in Poland in accordance with the provisions of the Lugano Convention;




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(3)    judgements of foreign courts subject to enforcement (generally, judgements for payment of money or specific performance), which have been rendered in another country than the party to the Lugano Convention, are enforceable in Poland, if a relevant bilateral treaty provides for such enforcement or on the basis of the rules of the Polish Code of Civil Procedure. Such rules provide for enforcement of foreign judgements concerning matters which may be settled by Polish civil courts on the basis of reciprocity of the judgement is enforceable in the country where it has been rendered and the following requirements set forth in Article 1146 ss. 1, Points 1 to 6 of the Polish Code of Civil Procedure have been satisfied:

       (a)    the judgement is final in the jurisdiction in which it was issued;

       (b) the case does not belong, according to Polish law or international convention, to the exclusive jurisdiction of Polish courts or courts of a third jurisdiction;

       (c) the party has not been deprived of defence and, in case of lack of capacity to be a party in a given civil case, due representation;

       (d) the case has not yet become final or it had not been initiated before the Polish court appointed to consider such case before the judgement of a foreign court had become final;

       (e) the judgement is not contrary to the basic principles of legal order of Poland; and

       (f) in rendering the judgement, Polish law has been applied, when such application is mandatory under Polish law, unless foreign law applied in the case does not differ significantly from Polish law.

       The requirement of reciprocity does not apply if the subject matter of the judgement falls within the exclusive jurisdiction of the jurisdiction in which it has been rendered (art. 1146ss.3 of the Polish Code of Civil Procedure).

       Poland follows the principle of reciprocity and therefore a foreign court judgement may be enforced in Poland if Polish court judgements are enforced in the country in which the foreign judgement was issued. The Ministry of Justice in Poland has not confirmed whether courts in the United States grant reciprocity and given the absence of any treaty regarding enforcement of judgements between Poland and the United States it is unclear whether New York court judgements are enforceable in Poland.

(4) a court in Poland will not necessarily give full effect to an indemnity for the costs of litigation or enforcement;

(5) the law of any other jurisdiction will not apply in Poland if its application would have any effect, which is contrary to the basic principles of public order in Poland (principles of social co-existence);

(6) our opinion as regards the binding effect of the obligations of the Company under the Indenture and the Company Guarantee is subject to any limitations arising from administration, bankruptcy, insolvency, liquidation, reorganisation and similar laws




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       generally affecting the rights of creditors and general equitable principles relating to or affecting the enforcement of creditors' rights;

(7) claims may become barred under various statutes of limitation or may be or become subject to defences of set-off or counterclaim;

(8) an agreement may be varied, amended or discharged by a further agreement or affected by a collateral agreement which may be effected by an oral agreement or a course of dealing;

(9) as used in this opinion, the term "enforceable" means that the relevant document is of a type and form enforced by the court in Poland. The term does not address the extent to which a judgement obtained in a court outside Poland will be enforceable in Poland. Nor is it certain that each obligation or documents will be enforced in accordance with its terms in every circumstance, such enforcement being, in any event, subject to the nature of the remedies available in the courts in Poland, the acceptance by such courts of jurisdiction, the powers of such courts to stay proceedings and other principles of law, equity and procedure of general application; and

(10) Polish law does not recognize the concept of "trust" and, therefore, moneys received by the Company in Poland will not be held "in trust." This reservation does not prejudice the right of the Company to hold moneys in trust in jurisdictions other than Poland, where the concept of trust is recognized.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading "Enforcement of Liabilities and Service of Process". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours sincerely



/s/ Clifford Chance Punder

CLIFFORD CHANCE PUNDER SP. Z O.O.






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